Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Team, Inc. and Subsidiaries:

We consent to the incorporation by reference in the registration statements (No. 33-74382, No. 33-88684, No. 333-119341, No. 333-119344, No. 333-119346, No. 333-30003, No. 333-72329, No. 333-74060, No. 333-72331, No. 333-74070, No. 333-74062, No. 333-29997, No. 333-74068, and No. 333-138011) on Form S-8 of Team, Inc. of our reports dated August 13, 2007, with respect to the consolidated balance sheets of Team, Inc. and Subsidiaries as of May 31, 2007 and 2006, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended May 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of May 31, 2007, and the effectiveness of internal control over financial reporting as of May 31, 2007, which reports appear in the May 31, 2007 annual report on Form 10-K of Team, Inc.

As discussed in Note 9 to the consolidated financial statements, effective June 1, 2006 the Company adopted Statement of Financial Standards No. 123(R), Share-Based Payment.

/s/ KPMG LLP

Houston, Texas

August 13, 2007